Exhibit 99.1

Amended and Restated

LandBridge Corporation
LONG TERM INCENTIVE PLAN

1.
Purpose. This Amended and Restated LandBridge Corporation Long Term Incentive Plan (the “Plan”) amends and restates the LandBridge Company LLC Long Term Incentive Plan effective as of October 13, 2026. The purpose of the Plan is to provide a means through which (a) LandBridge Corporation, a Texas corporation (“LandBridge”), and the Affiliates may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth of LandBridge and the Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of LandBridge and the Affiliates rest, and whose present and potential contributions to LandBridge and the Affiliates are of importance, can acquire and maintain share ownership or awards the value of which is tied to the performance of LandBridge, thereby strengthening their concern for LandBridge and the Affiliates. Accordingly, the Plan provides for the grant of Options, SARs, Restricted Shares, Restricted Share Units, Share Awards, Dividend Equivalents, Other Share-Based Awards, Cash Awards, Substitute Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.
2.
Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:
(a)
“Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that, directly or indirectly, controls, is controlled by, or is under common control with, LandBridge. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.
(b)
“ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended or any successor accounting standard.
(c)
“Award” means any Option, SAR, Restricted Shares, Restricted Share Unit, Share Award, Dividend Equivalent, Other Share-Based Award, Cash Award, or Substitute Award, together with any other right or interest, granted under the Plan.
(d)
“Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those set forth under the Plan.
(e)
“Board” means the Board of Directors of LandBridge.
(f)
“Cash Award” means an Award denominated in cash granted under Section 6(i).
(g)
“Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events after the Effective Date:
(i)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule

13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then-outstanding Class A Shares (the “Outstanding Class A Shares”) or (y) the combined voting power of the then-outstanding voting securities of LandBridge entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided that for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from LandBridge, (B) any acquisition by LandBridge or its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by LandBridge or any entity controlled by LandBridge or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of clause (iii) below;
(ii)
The individuals constituting the Board on the Effective Date (the “Incumbent Directors”) cease for any reason (other than death or disability) to constitute at least majority of the Board; provided that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election, by LandBridge’s shareholders was approved by a vote of at least two-thirds of the Incumbent Directors (either by a specific vote or by approval of the proxy statement of LandBridge in which such person is named as a nominee for director, without objection to such nomination) will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the Board, which individual, for the avoidance of doubt, shall not be deemed to be an Incumbent Director for purposes of this definition, regardless of whether such individual was approved by a vote of at least two-thirds of the Incumbent Directors;
(iii)
Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of LandBridge or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Class A Shares and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then-outstanding Shares or common equity interests and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including an entity which as a result of such transaction owns LandBridge, or all or substantially all of LandBridge’s assets either directly or through one or more subsidiaries), (B) no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding LandBridge, its subsidiaries and any employee benefit plan (or related trust) sponsored or maintained by LandBridge or the entity resulting from such Business Combination (or any entity controlled by either LandBridge or the entity resulting from such Business Combination), beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding Shares or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity except to the extent that such ownership results solely from direct or indirect ownership of LandBridge that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;
(iv)
Approval by the shareholders of LandBridge of a complete liquidation or dissolution of LandBridge; or
(v)
A transaction involving the purchase of Shares by the LandBridge’s controlling shareholder that results in the company ceasing to be listed on a national securities exchange.

Notwithstanding any provision of this Section 2(g), for purposes of an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, to the extent the impact of a Change in Control on such Award would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, a Change in Control described in subsection (i), (ii), (iii), (iv), or (v) above with respect to such Award will mean both a Change in Control and a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of the Nonqualified Deferred Compensation Rules as applied to LandBridge.

(h)
“Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Shares in any merger or consolidation, (ii) the per share Fair Market Value of the Shares immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming LandBridge has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per Share in a dissolution transaction, (iv) the price per share offered to holders of Shares in any tender offer or exchange offer whereby a Change in Control or other event takes place, or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(h), the value per Share that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to shareholders of LandBridge in any transaction described in this Section 2(h) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.
(i)
“Class A Shares” means shares of Class A Common Stock, par value $0.001 per share, of LandBridge.
(j)
“Class B Shares” means shares of Class B Common Stock, par value $0.001 per share, of LandBridge.
(k)
“Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
(l)
“Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.
(m)
“Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.
(n)
“Effective Date” means June 16, 2024.
(o)
“Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or employee of LandBridge or of any Affiliate, and any other person who provides services to LandBridge or any Affiliate, including directors of LandBridge; provided that any such individual must be an “employee” of LandBridge or any of its parents or subsidiaries within the meaning of General Instruction

A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Shares. An employee on an approved leave of absence may be an Eligible Person.
(p)
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.
(q)
“Fair Market Value” of a Share means, as of any specified date, (i) if the Shares are listed on a national securities exchange, the closing sales price of the Shares, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Shares are so reported); (ii) if the Shares are not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Shares on the most recent date on which Shares were publicly traded on or preceding the specified date; or (iii) in the event Shares are not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.
(r)
“ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
(s)
“Nonqualified Deferred Compensation Rules” means the limitations and requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
(t)
“Nonstatutory Option” means an Option that is not an ISO.
(u)
“Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Shares at a specified price during specified time periods, which may either be an ISO or a Nonstatutory Option.
(v)
“Other Share-Based Award” means an Award granted to an Eligible Person under Section 6(h).
(w)
“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.
(x)
“Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Shares are traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.
(y)
“Restricted Shares” means Shares granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.

(z)
“Restricted Share Unit” means a right, granted to an Eligible Person under Section 6(e), to receive Shares, cash or a combination thereof at the end of a specified period (which may or may not be coterminous with the vesting schedule of the Award).
(aa)
“Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.
(bb)
“SAR” means a share appreciation right granted to an Eligible Person under Section 6(c).
(cc)
“SEC” means the Securities and Exchange Commission.
(dd)
“Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.
(ee)
“Shares” means Class A Shares and such other securities as may be substituted (or re-substituted) for Shares pursuant to Section 8.
(ff)
“Share Award” means unrestricted Shares granted to an Eligible Person under Section 6(f).
(gg)
“Substitute Award” means an Award granted under Section 6(j).
3.
Administration.
(a)
Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:
(i)
designate Eligible Persons as Participants;
(ii)
determine the type or types of Awards to be granted to an Eligible Person;
(iii)
determine the number of Shares or amount of cash to be covered by Awards;
(iv)
determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);
(v)
modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Shares or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;

(vi)
determine the treatment of an Award upon a termination of employment or other service relationship;
(vii)
impose a holding period with respect to an Award or the Shares received in connection with an Award;
(viii)
interpret and administer the Plan and any Award Agreement;
(ix)
correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and
(x)
make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including LandBridge, the Affiliates, shareholders, Participants, beneficiaries, and permitted transferees under Section 7(a) or other persons claiming rights from or through a Participant.

(b)
Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of LandBridge where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of LandBridge.
(c)
Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of LandBridge, including the power to perform administrative functions and grant Awards; provided that such delegation does not (i) violate state or corporate law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of LandBridge. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of LandBridge to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of LandBridge or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of LandBridge or an Affiliate. The Committee may also appoint agents who are not executive officers of LandBridge or members of the Board to assist in administering the Plan, provided that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Shares.
(d)
Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of LandBridge or any Affiliate, LandBridge’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of LandBridge or any Affiliate acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by LandBridge with respect to any such action or determination.
(e)
Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which LandBridge or any Affiliate operates or has employees, directors or other service providers from time to time, or to ensure that LandBridge complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.
4.
Shares Subject to the Plan.
(a)
Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, 3,600,000 Shares are reserved and available for delivery with respect to Awards, and such total shall be available for the issuance of shares upon the exercise of ISOs; provided, that, on January 1 of each calendar year occurring after the Effective Date and prior to the tenth anniversary of the Effective Date, the total number of Shares reserved and available for delivery with respect to Awards under the Plan shall increase by a number of Shares equal to the lesser of (x) 5% of the total number of Class A Shares and Class B Shares outstanding as of December 31 of the immediately preceding calendar year; (y) the number of Shares required to bring the total Shares available for issuance under the Plan to 5% of the total number of Class A Shares and Class B Shares outstanding as of December 31 of the immediately preceding calendar year; or (z) such smaller number of Shares as determined by the Board.
(b)
Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of Shares that may be delivered in connection with such Award exceeds the number of Shares remaining available under the Plan minus the number of Shares issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of Shares actually delivered differs from the number of shares previously counted in connection with an Award.
(c)
Availability of Shares Not Delivered under Awards. If all or any portion of an Award expires or is cancelled, forfeited, exchanged, settled in cash or is otherwise terminated without the delivery of Shares, the Shares subject to such Award (including (i) Shares forfeited with respect to Restricted Shares, and (ii) the number of Shares withheld or surrendered to LandBridge in payment of any exercise or purchase price of an Award or taxes relating to Awards) shall not be considered “delivered

Shares” under the Plan, shall be available for delivery with respect to Awards, and shall no longer be considered issuable or related to outstanding Awards for purposes of Section 4(b). If an Award may be settled only in cash, such Award need not be counted against any Share limit under this Section 4.
(d)
Shares Available Following Certain Transactions. Substitute Awards granted in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company acquired by LandBridge or any subsidiary or with which LandBridge or any subsidiary combines shall not reduce the number of Shares authorized for issuance under the Plan or the limitations on grants to non-employee members of the Board under Section 5(b), nor shall Shares subject to such Substitute Awards be added to the Shares available for issuance under the Plan as provided above (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated).
(e)
Shares Offered. The Shares to be delivered under the Plan shall be made available from (i) authorized but unissued Shares, (ii) Shares held in the treasury of LandBridge, or (iii) previously issued Shares reacquired by LandBridge, including Shares purchased on the open market.
5.
Eligibility; Award Limitations for Non-Employee Members of the Board.
(a)
Awards may be granted under the Plan only to Eligible Persons.
(b)
In each calendar year during any part of which the Plan is in effect, a non-employee member of the Board may not be granted Awards for such individual’s service on the Board having a value (determined, if applicable, pursuant to ASC Topic 718) on the date of grant in excess of $850,000; provided that for any calendar year in which a non-employee member of the Board (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairman of the Board, additional Awards may be granted to such non-employee member of the Board in excess of such limit; provided, further, that the limit set forth in this Section 5(b) shall be applied without regard to (A) cash fees paid to a non-employee member of the Board during such calendar year (or grants of Awards, if any, made to a non-employee member of the Board in lieu of all or any portion of such cash fees) or (B) grants of Awards, if any, made to a non-employee member of the Board during any period in which such individual was an employee of LandBridge or any Affiliate or was otherwise providing services to LandBridge or to any Affiliate other than in the capacity as a director of LandBridge.
6.
Specific Terms of Awards.
(a)
General. Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including subjecting such awards to service- or performance-based vesting conditions. Without limiting the scope of the preceding sentence, with respect to any performance-based conditions, (i) the Committee may use one or more business criteria or other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, (ii) any such performance goals may relate to the performance of the Participant, LandBridge (on a consolidated basis), or to specified subsidiaries, business or geographical units or operating areas of LandBridge, (iii) the performance period or periods over which performance goals will be measured shall be established by the Committee, and (iv) any such performance goals and performance periods may differ among Awards granted to any one Participant or to different Participants. To the extent provided in an Award Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award.

(b)
Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions:
(i)
Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per Share (the “Exercise Price”) established by the Committee; provided that except as provided in Section 6(j) or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per Share or (B) 100% of the Fair Market Value per Share as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns Shares possessing more than 10% of the total combined voting power of all classes of shares of LandBridge or its parent or any of its subsidiaries, 110% of the Fair Market Value per Share on the date of grant).
(ii)
Time and Method of Exercise; Other Terms. The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Shares (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of LandBridge or any Affiliate, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Shares subject to Section 6(d), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Shares, such Shares shall be valued based on the Share’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns shares possessing more than 10% of the total combined voting power of all classes of shares of LandBridge or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO).
(iii)
ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of LandBridge or employees of a parent or any subsidiary corporation (as defined in Section 424 of the Code) of LandBridge. Except as otherwise provided in Section 8, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless notice has been provided to the Participant that such change will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by LandBridge’s shareholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of Shares subject to an ISO and the aggregate Fair Market Value of Shares of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of LandBridge or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of Shares issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify LandBridge of such disposition within the time provided to do so in the applicable award agreement.
(c)
SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)
Right to Payment. A SAR is a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the SAR as determined by the Committee.
(ii)
Grant Price. Each Award Agreement evidencing a SAR shall state the grant price per Share established by the Committee; provided that except as provided in Section 6(j) or in Section 8, the grant price per Share subject to a SAR shall not be less than the greater of (A) the par value per Share or (B) 100% of the Fair Market Value per Share as of the date of grant of the SAR.
(iii)
Method of Exercise and Settlement; Other Terms. The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Shares (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR.
(iv)
Rights Related to Options. A SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a Share specified in the related Option from the Fair Market Value of a Share on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.
(d)
Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:
(i)
Restrictions. Restricted Shares shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 7(a)(iii) and Section 7(a)(iv), during the restricted period applicable to the Restricted Shares, the Restricted Shares may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.
(ii)
Dividends and Splits. As a condition to the grant of an Award of Restricted Shares, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a Restricted Share be automatically reinvested in additional Restricted Shares, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Shares. Unless otherwise determined by the Committee and specified in the applicable Award Agreement, Shares distributed in connection with a Share split or Share dividend, and other property (other than cash) distributed as a dividend, shall be subject to the same restrictions and risk of forfeiture as the Restricted Shares with respect to which such Shares or other property were distributed.
(e)
Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons on the following terms and conditions:
(i)
Award and Restrictions. Restricted Share Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.

(ii)
Settlement. Settlement of vested Restricted Share Units shall occur upon vesting or upon expiration of the deferral period specified for such Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Share Units shall be settled by delivery of (A) a number of Shares equal to the number of Restricted Share Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of Shares equal to the number of Restricted Share Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
(f)
Share Awards. The Committee is authorized to grant Share Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.
(g)
Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Shares, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Shares or a Share Award). The Committee may provide that Dividend Equivalents that are granted as free-standing awards shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.
(h)
Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of LandBridge or any other factors designated by the Committee, and Awards valued by reference to the book value of Shares or the value of securities of, or the performance of, specified Affiliates. The Committee shall determine the terms and conditions of such Other Share-Based Awards. Shares delivered pursuant to an Other-Share Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards, or other property, as the Committee shall determine.
(i)
Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate, including for purposes of any annual or short-term incentive or other bonus program.
(j)
Substitute Awards; No Repricing. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of LandBridge or an Affiliate or any other right of an Eligible Person to receive payment from LandBridge or an Affiliate. Awards may also be granted under the Plan in assumption of, or substitution for, awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with LandBridge or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a Share on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules. Except as provided in this Section 6(j) or in Section 8, without the approval of the shareholders of LandBridge, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for Shares, cash or other consideration when the Exercise Price or grant price per Share under such Option or SAR exceeds the Fair Market Value of a Share or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Shares are listed (if any).
7.
Certain Provisions Applicable to Awards.
(a)
Limit on Transfer of Awards.
(i)
Except as provided in Sections 7(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.
(ii)
Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Share Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against LandBridge or any Affiliate.
(iii)
To the extent specifically provided by the Committee and permitted pursuant to Form S-8 and the instructions thereto, an Award may be transferred by a Participant on such terms and conditions as the Committee may from time to time establish; provided that no Award (other than a Share Award) may be transferred to a third-party financial institution for value.
(iv)
An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to LandBridge of a written request for such transfer and a certified copy of such order.
(b)
Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by LandBridge or any Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.
(c)
Evidencing Shares. The Shares or other securities of LandBridge delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Shares are registered in the name of the Participant, LandBridge may retain physical possession of the certificates and may require that the Participant deliver a share power to LandBridge, endorsed in blank, related to the Restricted Shares.
(d)
Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.
(e)
Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of LandBridge and the Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.
8.
Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.
(a)
Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of LandBridge, the Board or the shareholders of LandBridge to make or authorize any adjustment, recapitalization, reorganization or other change in LandBridge’s capital structure or its business, any merger or consolidation of LandBridge, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof, the dissolution or liquidation of LandBridge or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
(b)
Additional Issuances. Except as expressly provided herein, the issuance by LandBridge of Shares of any class, including upon conversion of shares or obligations of LandBridge convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Awards theretofore granted or the purchase price per Share, if applicable.
(c)
Subdivision or Consolidation of Shares. The terms of an Award and the Share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:
(i)
Subject to Section 9(k), if at any time, or from time to time, LandBridge shall subdivide as a whole (by reclassification, by a Share split, by the issuance of a distribution on Shares payable in Shares, or otherwise) the number of Shares then outstanding into a greater number of Shares or in the event LandBridge distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of Shares available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of Shares (or other kind of shares or securities) that may be acquired under any then-outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each Share (or other kind of shares or securities) subject to then-outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions; provided that in the case of an extraordinary cash dividend that is not an Adjustment Event, the adjustment to the number of Shares and the Exercise Price or grant price, as applicable, may be made in such other manner as the Committee may determine that is permitted pursuant to applicable tax and other laws, rules and regulations. Notwithstanding the foregoing, Awards that already have a right to receive extraordinary cash dividends as a result of Dividend Equivalents or other dividend rights will not be adjusted as a result of an extraordinary cash dividend.
(ii)
If at any time, or from time to time, LandBridge shall consolidate as a whole (by reclassification, by reverse Share split, or otherwise) the number of Shares then outstanding into a lesser number of Shares, then, as appropriate (A) the maximum number of Shares available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of Shares (or other kind of shares or securities) that may be acquired under any then-outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each Share (or other kind of shares or securities) subject to then-outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
(d)
Recapitalization. In the event of any change in the capital structure or business of LandBridge or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to LandBridge pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of LandBridge or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.
(e)
Change in Control and Other Events. In the event of a Change in Control or other changes in LandBridge or the Outstanding Class A Shares by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Committee, acting in its sole discretion without the consent or approval of any holder, may exercise any power enumerated in Section 3 (including the power to accelerate vesting, waive any forfeiture conditions or otherwise modify or adjust any other condition or limitation regarding an Award) and may also effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:
(i)
accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate;
(ii)
redeem in whole or in part outstanding Awards by requiring the mandatory surrender to LandBridge by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash or other consideration per Award (other than a Dividend Equivalent or Cash Award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion) equal to the Change in Control Price, less the Exercise Price with respect to an Option and less the grant price with respect to an SAR, as applicable to such Awards; provided that to the extent the Exercise Price of an Option or the grant price of an SAR exceeds the Change in Control Price, such Award may be cancelled for no consideration;
(iii)
to the extent provided for in an Award Agreement, cancel Awards that remain subject to a restricted period as of the date of a Change in Control or other such event without payment of any consideration to the Participant for such Awards; or
(iv)
make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or other such event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof);

provided that so long as the event is not an Adjustment Event, the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding. If an Adjustment Event occurs, this Section 8(e) shall only apply to the extent it is not in conflict with Section 8(d).

9.
General Provisions.
(a)
Tax Withholding. LandBridge and any Affiliate are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Shares, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable LandBridge, the Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Shares (including through delivery of previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with Shares through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of Shares that may be so withheld or surrendered shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for LandBridge with respect to such Award, as determined by the Committee.
(b)
Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of LandBridge or any Affiliate, (ii) interfering in any way with the right of LandBridge or any Affiliate to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a shareholder of LandBridge unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(c)
Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Texas, without giving effect to any conflict of law provisions thereof, except to the extent Texas law is preempted by federal law. The obligation of LandBridge to sell and deliver Shares hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares. With respect to any claim or dispute related to or arising under the Plan, LandBridge and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Montgomery County, Texas.
(d)
Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.
(e)
Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between LandBridge or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from LandBridge or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of LandBridge or such Affiliate.
(f)
Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of LandBridge for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent LandBridge or any Affiliate from taking any corporate action which is deemed by LandBridge or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against LandBridge or any Affiliate as a result of any such action.
(g)
Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.

(h)
Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.
(i)
Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and LandBridge shall be relieved of any further liability for payment of such amounts.
(j)
Conditions to Delivery of Shares. Nothing herein or in any Award Agreement shall require LandBridge to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for LandBridge, constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Shares that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Shares are then listed. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, LandBridge may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the Shares being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to LandBridge, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Shares or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by LandBridge.
(k)
Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Shares underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall LandBridge be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a

“specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.
(l)
Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that LandBridge, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that LandBridge determines should apply to Awards. Any such policy shall, to the extent required by law, or may otherwise subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to LandBridge’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.
(m)
Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
(n)
Plan Effective Date and Term. The Plan was adopted by the Board to be effective on the Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date, which is June 16, 2034. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.
10.
Amendments to the Plan and Awards. The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan or the Committee’s authority to grant Awards without the consent of shareholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of LandBridge’s shareholders not later than the annual meeting next following such Committee action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.